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                                                                   EXHIBIT 10.15


                              OFFICE BUILDING LEASE

THE STATE OF TEXAS

COUNTY OF TRAVIS

         THIS LEASE, made and entered into the 8th day of October, 1999, by and between MAPLEWOOD ASSOCIATES, L.P., a Texas Limited Partnership (hereinafter called "Landlord"), and CROSSROADS SYSTEMS, INC., a Texas corporation (hereinafter called "Tenant");

                              W I T N E S S E T H:

         1. DEFINITIONS. The following definitions shall apply whenever used in this Lease:

         (a) "Premises": Floors 2 and 3, having an Agreed Rentable Area of 63,548 square feet in the Complex, as shown and designated on the floor plan attached hereto as Exhibit A and made a part hereof. Landlord has provided to Tenant prior to the execution of this Lease the measurements of the Premises as determined by Landlord's architect, and Landlord and Tenant agree that the Premises contain 63,548 square feet.

         (b) "Commencement Date": February 1, 2000, unless adjusted in accordance with the provisions of Paragraph 3 hereof.

         (c) "Lease Term": A period of seventy two (72) months, commencing on the Commencement Date and ending on January 31, 2006 (the "Expiration Date"), unless adjusted in accordance with the provisions of Paragraph 3 hereof and further unless sooner terminated or extended as herein provided.

         (d) "Base Rental": The applicable annual rental for the Premises shown below; subject, however, to adjustments in accordance with the provisions of Paragraph 6 hereof:

                        RENTAL PERIOD             MONTHLY BASE RENTAL      TOTAL BASE RENTAL PER YEAR
                  --------------------------- --------------------------- ----------------------------
                       2/1/00 - 1/31/03               $92,674.17                   $1,112,090.04
                  --------------------------- --------------------------- ----------------------------
                       2/1/03 - 1/31/06               $97,969.83                   $1,175,638.00
                  =========================== =========================== ============================

         (e) "Security Deposit": See Exhibit I.

         (f) "The Percentage": 68.1%, being the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed as a percentage; provided, that in the event that the amount of space leased by Tenant shall increase or decrease subsequent to the date of this Lease, the Percentage shall be appropriately adjusted by Landlord.


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         (g) "Permitted Use": General office purposes, provided that Tenant may include laboratory and research and development activities normally conducted with respect to the development of prototypes for computer storage routers, a compact electronic device consuming power roughly equivalent to a 100 watt light bulb and non-destructive testing of such routers with an array of computer equipment including servers, disk drives and tape libraries, provided (i) that such laboratory and research and development activities do not disturb or annoy other tenants or occupants in the Building; (ii) that Tenant will be solely responsible for any costs associated with electrical, HVAC and other requirements in excess of those for normal office use, and for costs of restoration of the Premises to return the laboratory portion of the Premises to normal office building condition upon the expiration or earlier termination of this Lease; and (iii) that Tenant complies in all respects with applicable zoning and land use regulations and all other applicable laws in the conduct of any such activities.

         (h) "Building": The Building(s) constructed on the Land, located at 8300 North MoPac Expressway, Austin, Texas 78731.

         (i) "Land": That certain tract of land in Travis County, Texas, described on Exhibit B attached hereto and made a part hereof.

         (j) "Complex": being the Land, the office building totaling 93,312 rentable square feet, the parking garage and all other structures, improvements, fixtures and appurtenances now or hereafter placed, constructed or erected on or appurtenant to the Land.

         (k) "Common Areas": Those areas of the Complex which are provided and maintained for the common use and benefit of Landlord and tenants of the Complex generally, together with the agents, employees, patrons, guests, licensees and invitees of Landlord and such tenants, including, without limitation, all parking areas, enclosed or otherwise, streets, sidewalks and landscaped areas located within the Complex.

         (l) "Work Letter": That Work Letter attached to this Lease as an exhibit (see Paragraph 55 hereof) setting forth Landlord and Tenant's respective obligations to make certain improvements to the Premises. If Landlord and Tenant have not agreed that certain improvements will be made to the Premises by attaching a Work Letter as an exhibit to this Lease, then Tenant agrees to accept the Premises in its "as-is" condition for all purposes as set forth in Paragraph 8 hereof.

         (m) "Basic Costs": Any and all costs and expenses which Landlord shall incur, pay or become obligated to pay in connection with owning, operating, maintaining, repairing and managing the Complex as a first-class office complex, as determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

          (i) All accrued real estate taxes and annual installments of special assessments




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     levied against the Complex and any and all taxes, charges, levies or assessments (including interest thereon, unless such interest is charged as a result of Landlord's payment of such taxes after their due date) which may be levied, charged or assessed against or on the Complex in lieu thereof or in addition thereto, together with any and all costs of protesting and reducing taxes and legal fees incident therewith.

          (ii) All wages, salaries and related expenses of all employees engaged in the operation, maintenance and security of the Complex, to the extent that such wages, salaries and expenses are fairly and properly allocated to the Complex, and the costs of an office in the Complex. The wages and salaries of management personnel above the level of property manager shall not be included in the Basic Costs.

          (iii) All costs of supplies and materials used in the operation and maintenance of the Complex.

          (iv) Cost of all utilities, including, without limitation, water, electricity, heating, lighting, air conditioning and ventilating, together with all costs, charges and expenses incurred by Landlord in connection with the change of any company providing utility services, including without limitation, maintenance, repair and service costs associated therewith, but excluding utility costs separately billed to specific tenants in the Complex.

          (v) The costs of maintenance and service agreements for the Complex and the equipment therein, including, without limitation, alarm service, window cleaning and elevator maintenance and management fees; provided, however, that the management fee will not exceed five percent (5%) of the Base Rent to be paid by tenants in the Complex .

          (vi) Accounting costs, including the costs of an annual audit, if any, by Certified Public Accountants.

          (vii) The costs of all insurance, including but not limited to fire, casualty, liability and rental abatement insurance applicable to the Complex and Landlord's personal property used in connection therewith.

          (viii) The cost of all repairs, replacements and general maintenance (except as specifically excluded below).

          (ix) Any and all common area maintenance costs relating to public areas of the Complex, including sidewalks, atriums, skyways, landscaping and service areas.

          (x) The amortized cost of capital improvements or repairs made to the Complex which are primarily for the purpose of reducing Basic Costs (provided that such amortized costs actually reduce the Basic Costs) or otherwise for improving the operating efficiency of the Complex (whether or not Basic Costs are actually reduced). Landlord will be solely responsible for the cost of any capital improvements or repairs to the common areas of the



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     Complex, which will extend the life of the Complex or which are required to comply with any law, rule or regulation of any governmental authority applicable to the Complex (exclusive of the Premises), and such costs will not be part of the Basic Costs to be paid by Tenant. Tenant will be solely responsible for the cost of any capital improvements or repairs to the Premises which will extend the life of the Premises or which are required to comply with any law, rule or regulation of any governmental authority applicable to the Premises.

         Specifically excluded from the definition of "Basic Costs" are expenses for capital improvements made to the Complex (except as provided above); expenses for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Building other than Tenant; expenses for repair of latent defects in the Complex; interest, amortization or other payments on loans to Landlord whether secured or unsecured; depreciation of the Complex; leasing commissions; legal expenses (except as otherwise expressly provided herein); and income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Complex.

         (a) "Lease Year": Any period during the Lease Term, or any renewals or extensions thereof, of one calendar year commencing January 1 and ending on the next following December 31; and the term "First Lease Year" shall mean the calendar year commencing on the January 1 immediately preceding the Commencement Date and ending on the December 31 next following.

         2. DEMISE. Landlord, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as herein set forth, does hereby LEASE, DEMISE and LET unto Tenant and Tenant accepts the Premises for the Lease Term. Notwithstanding the preceding sentence, Tenant will be bound by all of the provisions of this Lease, except for the payment of rent, from the date of the first use or occupancy of the Premises by Tenant or Tenant's agents or representatives for any purpose prior to the Commencement Date. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Complex) do not include, and Landlord hereby expressly reserves for its use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe, and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling, and any other areas not specifically shown on Exhibit A as being part of the Premises; provided, however, that Tenant shall have reasonable access to and use of such areas with Landlord's prior consent, which consent shall not be unreasonably withheld, as may be necessary to provide utility and telecommunication services to the Premises. The Premises are leased by Landlord to Tenant and are accepted and are to be used and possessed by Tenant upon and subject to all of the terms, provisions, covenants, agreements and conditions contained in this Lease, including without limitation the terms, provisions, covenants, agreements and conditions contained in each exhibit, rider and addendum attached hereto. The agreed rentable area of the Premises is hereby stipulated to be the "Agreed Rentable Area" of the Premises set forth in Item 1(a) of the Definitions. The agreed rentable area of the Complex is hereby stipulated to be the "Agreed Rentable Area" of the Complex set forth in Item 1(j) of the Definitions.



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         3. COMMENCEMENT OF RENT. If for any reason the improvements to the
Premises required by the Work Letter ("Tenant's Improvements") are not Substantially Complete (as defined in the Work Letter) within two (2) business days prior to the Commencement Date, this Lease and the obligations of Tenant hereunder shall nonetheless continue in full force and effect and the same shall not be construed in anywise to extend the Lease Term; provided, however, if Tenant's Improvements are not Substantially Complete for any reason other than Tenant Delay (as provided in the Work Letter), the Commencement Date shall be adjusted forward to the date that is two (2) business days after the Tenant's Improvements are Substantially Complete and the rent herein provided shall not commence until such adjusted Commencement Date and the Expiration Date referenced in Paragraph 1(c) shall be adjusted forward by the same number of days as is the Commencement Date, so that the Lease Term shall be as set forth in Paragraph 1(c). If the Commencement Date occurs on a day other than the first day of a calendar month, then the Term of this Lease shall be extended such that it shall continue for the number of full calendar months set forth in Paragraph 1(c) plus the first partial calendar month following the Commencement Date. However, in the event that Tenant's Improvements are not Substantially Complete for any reason other than Tenant Delay or force majeure by March 15, 2000, then as Tenant's sole and exclusive remedy, Tenant shall receive one (1) day of rent abatement for each day of such delay after March 15, 2000. If Tenant's Improvements are not Substantially Complete by April 1, 2000 for any reason other than Tenant Delay or force majeure, then Tenant shall have the option to terminate this Lease by giving Landlord written notice of such termination on or before April 10, 2000, in which event any funds previously paid by Tenant to Landlord will be refunded to Tenant and any letter of credit delivered to Landlord will be returned to Tenant. In the event that Tenant's Improvements are not substantially complete by the Commencement Date due to Tenant Delay or force majeure, the Commencement Date shall be adjourned until substantial completion occurs.

         4. USE AND OCCUPANCY.

         (a) General. Tenant agrees that the Premises shall be used and occupied by Tenant as and for the Permitted Use and for no other purpose. Tenant agrees to use and maintain the Premises in a clean, careful, safe and proper manner and to comply with all laws, ordinances, orders, rules and regulations of all governmental bodies (state, federal and municipal) applicable to the Premises or Tenant's use or occupancy thereof. Tenant will not in any manner deface or injure the Complex or any part thereof or overload the floors of the Premises. Tenant agrees to pay for any damage to the Premises or to any other part of the Complex caused by Tenant or any of its agents, employees, licensees, or invitees within thirty (30) days of receipt of an invoice therefor; provided that Tenant's responsibility for repair of such damage that is covered by insurance will not exceed the amount of applicable deductibles therefor, and is otherwise subject to the provisions of Paragraph 21 hereof. Tenant agrees not to use or allow or permit the Premises to be used for any purpose prohibited by any law of the United States or of the State of Texas or by any ordinance of Austin, Texas, and Tenant agrees not to commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any illegal purposes. Tenant



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shall not at any time sell, purchase or give away, or permit, except with
Landlord's prior written approval, the sale, purchase or gift of food, beverages, cigars, cigarettes or other smoking materials in any form by or to any of Tenant's agents or employees or any other parties on the Premises. Tenant shall not do any cooking or other preparation of food or operate a restaurant on the Premises (provided that Tenant may operate ordinary and customary break rooms and kitchenettes in the Premises, at locations approved by Landlord, and allow Tenant's employees to warm and cook meals in those areas), or cause or permit any cooking odors or any other unusual or objectionable odors to emanate from the Premises. Tenant may also maintain vending machines in the Premises in such kitchenettes and break rooms with Landlord's approval, which approval will not be unreasonably withheld. Tenant will conduct its business and occupy the Premises and will control its agents, employees, licensees and invitees in such a manner so as not to create any nuisance or disturb any of the other tenants in the Complex or Landlord in its management of the Complex and so as not to injure the reputation of the Complex. Tenant shall not use the Premises or allow or permit same to be used in any way or for any purpose that Landlord may reasonably deem to be extra hazardous or which will increase the rate of fire or other insurance for the Complex or its contents or in respect of the operation of the Complex or which may render the Complex uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void or voidable any insurance on the Complex. Tenant shall promptly correct any violation of any governmental law, rule or regulation relating to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or the occupancy or use thereof. Tenant shall not erect, place or allow to be placed any sign, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, outside walls, outside windows, or pavement of the Complex or the Land (except for lettering and signage as allowed by Paragraph 10 of this Lease) without the prior written consent of Landlord.

         (b) Hazardous Materials. Tenant shall not incorporate into, or use or otherwise place or dispose of at, the Premises, the Building or any other portion of the Complex any hazardous or toxic materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet (to the extent required by applicable law) is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements. If Tenant or its employees, agents or contractors shall ever violate the provisions of this paragraph or otherwise contaminate the Premises or any other portion of the Complex, then, at Landlord's option, (i)



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Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or Complex within such period of time as may be reasonable under the circumstances after written notice by Landlord, or (ii) Tenant shall reimburse Landlord for all costs and expenses in connection with Landlord's clean-up, removal and disposal of the material causing the violation. If Landlord elects for Tenant to perform such cleanup, Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this paragraph shall survive the termination of this Lease.

         (c) Disability Acts. From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. Sections 12101-12213, as amended (hereinafter collectively called the "Disability Acts") for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant's employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant's business, or its employees, or financial net worth, or Tenant's business operations that triggers an obligation under the Disability Acts.

         5. BASE RENTAL. Tenant agrees to pay to Landlord in currency of the United States of America, without any setoff or deduction whatsoever, the Base Rental and the Percentage of Basic Costs, as provided in paragraph 6, and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant hereunder, including without limitation any sums payable to Landlord under any exhibit, rider or addendum attached hereto (all of which shall constitute rent and are sometimes herein collectively referred to as "rent"). The Base Rental, together with any estimate of Percentage of Basic Costs pursuant to Paragraph 6 hereof then in effect, shall be due and payable in advance in monthly installments, which monthly installments shall commence on the Commencement Date and shall continue on the first day of each calendar month thereafter during the Lease Term. Tenant hereby agrees to pay such Base Rental and the Percentage of Basic Costs to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the Commencement Date occurs on a day other than the first day of a calendar month or the Lease Term ends on a day other than the last day of a calendar month, then the installments of Base Rental and any estimate of Percentage of Basic Costs for such month or months shall be prorated, based on the number of days in such



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month. The first installment of Base Rental, whether for a full calendar month or a portion thereof, shall be paid contemporaneously with the Commencement Date of this Lease.

         6. TENANT'S PERCENTAGE OF BASIC COSTS.

         (a) Tenant agrees to pay to Landlord, as additional rent, the Percentage of Basic Costs, to be paid as provided in Paragraph 5 above and in this Paragraph 6.

         (b) The Percentage of Basic Costs for the remainder of the first calendar year (whether full or partial) and for each subsequent calendar year of the Lease Term will be estimated by Landlord, and notice of such estimated amounts will be given to Tenant at least thirty (30) days prior to the Commencement Date or the beginning of each calendar year, as the case may be. For the partial calendar year, if any, after the Commencement Date, Tenant will pay to Landlord each month, at the same time the monthly installment of Base Rental is due, an amount equal to the estimated Percentage of Basic Costs for the remainder of such calendar year divided by the number of months remaining in such year. For each full calendar year of the Lease Term, Tenant will pay to Landlord each month, at the same time the monthly installment of Base Rental is due, an amount equal to one-twelfth (1/12) of the estimated Percentage of Basic Costs due for such calendar year. If the expiration of the Lease Term does not occur on December 31, for the partial calendar year preceding the expiration date, Tenant will pay to Landlord, each month, at the same time the monthly installment of Base Rental is due, an amount equal to the amount of the estimated Percentage of Basic Costs for such partial calendar year divided by the number of full calendar months of such partial calendar year.

         (c) At any time and from time to time during the Lease Term, Landlord will have the right, by notice to Tenant, to change the monthly amount then payable by Tenant for the estimated Percentage of Basic Costs to reflect more accurately, in the reasonable judgment of Landlord, the actual Percentage of Basic Costs for the then current calendar year. Tenant will begin paying the revised estimated amount together with the next monthly payment of Base Rental due at least fifteen (15) days after receipt by Tenant of Landlord's notice.

         (d) On or before April 1 of each calendar year, Landlord will prepare and deliver to Tenant a statement setting forth the calculation of the actual Percentage of Basic Costs for the previous calendar year. Within thirty (30) days after receipt of the statement of the actual Percentage of Basic Costs, Tenant will pay to Landlord, or Landlord will credit against the next rental or other payment or payments due from Tenant, as the case may be, the difference between the actual Percentage of Basic Costs for the preceding calendar year and the estimated Percentage of Basic Costs paid by Tenant during such year. Tenant shall have the right to audit Landlord's books and records relating to the computation of Basic Costs on the conditions that (a) any such audit shall take place at the offices of Landlord during normal business hours and upon two business days' prior notice; (b) such audit shall not take place more often than once in any twelve (12) month period; (c) such audit shall be conducted only by a Certified Public Accountant firm; and (d) the results of such audit shall be kept confidential by Tenant. In the event such audit reveals that actual Basic Costs in any calendar year were overstated by more than five percent



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(5%), Landlord shall pay the reasonable cost of the audit up to but not exceeding $2,500. In the event that the Basic Costs are so found to be understated or overstated, the parties will promptly make the appropriate adjustments.

         (e) If the Lease Term will expire or this Lease has been terminated prior to a final determination of the actual Percentage of Basic Costs, the amount of adjustment between the estimated Percentage and the actual Percentage of Basic Costs payable for the preceding calendar year and/or the final partial calendar year of the Lease Term will be estimated by Landlord based upon the best data available to Landlord at the time of the estimate. Prior to the expiration date of the Lease Term, or as soon as possible after an earlier termination date, an adjustment will be made between Landlord and Tenant. The obligations set forth in the preceding sentence will survive the expiration date of the Lease Term or earlier termination of this Lease.

         (f) In the event the Complex is not fully occupied during any calendar year during the Lease Term, a reasonable adjustment shall be made by Landlord in computing the Basic Costs for such calendar year in order that such Basic Costs shall be computed as though the Complex had been fully occupied during such calendar year.

         (g) If Tenant believes that the tax appraisal for the Land, the Building or the Complex is excessive, Tenant may request that Landlord protest such appraisal; provided, however, that Landlord shall not be required to undertake such protest if Landlord determines in its good faith judgment that such protest would be detrimental to the Complex. Section 41.413 of the Texas Property Tax Code may give Tenant the right to protest before the appropriate appraisal review board a determination of the appraised value of the Building, the Land and/or the Complex if Landlord does not so protest and requires Landlord to deliver to Tenant a notice of any determination of the appraised value of the Building, the Land and/or the Complex. Tenant acknowledges that the Complex and the Land upon which it is located is a multi-tenant facility, that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants of the Complex, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years; potentially beyond expiration of the Lease Term. Accordingly, to the extent permitted by applicable law, Tenant hereby waives the provisions of '41.413 of the Texas Property Tax Code (or any successor thereto). In the alternative, if '41.413 of the Texas Property Tax Code cannot be waived, Tenant agrees not to protest any valuation unless Tenant notifies Landlord in writing of Tenant's intent so to protest and Landlord fails to protest the valuation within sixty (60) days after Landlord receives Tenant's written notice. If Tenant files a protest without giving the written notice required by the preceding sentence, such filing shall be an event of default under this Lease without the necessity of any notice from Landlord, regardless of the provisions of Paragraph 26(a) of this Lease. Furthermore, if Tenant exercises the right of protest granted by '41.413 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of such protest. If as a result of any protest filed by Tenant, the appraised value of the Building, the Land and/or the Complex is increased by the appraisal board, Tenant shall be solely responsible for, and shall pay upon demand by Landlord, all taxes (not only the Percentage thereof) assessed



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against the Building, the Land and/or the Complex in excess of the taxes which would have been payable in the absence of the protest. Tenant shall continue to pay such excess taxes until the determination of appraised value of the Building, the Land and/or the Complex is changed by the appraisal review board, regardless of whether the increased taxes are incurred during the Lease Term or thereafter. Landlord agrees, upon request by Tenant, to provide to Tenant a copy of the determination of appraised value for any year. The payment obligations of Tenant under this Paragraph 6(g) shall survive the expiration or other termination of this Lease.

         7. SERVICES TO BE FURNISHED BY LANDLORD.

         (a) So long as Tenant is not in default under this Lease, Landlord agrees to furnish the following services to the Premises:

                  (i) Hot and cold water at those points of supply provided for general use of other tenants in the Complex, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than for standard building hours for HVAC service (which are 7:00 a.m. to 7:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays) shall be delivered at Tenant's expense through an on-demand telephone dial-in mechanism installed by Landlord. Tenant shall pay for such additional service at the current cost of $20.00/hour/zone, subject to adjustment by Landlord from time to time; provided, however, that adjustments to this price will be based on Landlord's actual costs, without markup for profit. Landlord confirms that each wing of each floor is a separate "zone". Further, Tenant understands that the variable air volume boxes are distributed as follows:

                          Interior          1:1,200/1,700 RSF
                          Exterior          1:600/800 RSF
                          Corners           1:260 RSF

         Prior to the execution of this Lease, Landlord has provided Tenant with a copy of the Building's design criteria and specifications for the heating and air conditioning system, a copy of which is attached hereto as Exhibit J and made a part hereof, and Landlord agrees, subject to governmental regulation, force majeure, and alterations to the Premises by Tenant without Landlord's prior consent, to maintain the Building's heating and air conditioning system equipment (not including heating or cooling units which serve only the Premises) so that indoor air temperatures will ordinarily be within the ranges set forth in the design specifications for the Building's heating and air conditioning system; provided, however, that Tenant will be responsible for the costs of providing increased heating, cooling or ventilation made necessary by Tenant's use or manner of use of the Premises in excess of that indicated on the Construction Plans approved by Landlord and Tenant in connection with the initial build-out of the Tenant's Improvements.

                  (ii) Janitor service, five times weekly, exclusive of normal business holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord.

                  (iii) Subject to the provisions of Paragraph 13, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises. Landlord has installed three (3) four (4") inch conduits from the street to the building, one of which is currently used by Southwestern Bell. With Landlord's prior approval, which will not be unreasonably withheld, Tenant's telecommunications providers may access a portion of unused conduit in connection with the installation of additional telecommunications lines to the Premises, and Landlord agrees to make available the capacity of one (1) full conduit for use by Tenant's telecommunications providers.

                  (iv) Elevator Service.

                  (v) Card-key controlled access (or other similar access control device or mechanism as Landlord may from time to time elect to provide) intended to limit the general public's access to the Building during other than "Normal Business Hours" for the Complex (which are 7:00 a.m. to 7:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays). The Building and Premises access system shall operate off of one access card, and card readers shall be installed in the elevators and the stairwells of the Building. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for any loss, damage or injury of any kind or nature caused by or as a result of the presence of any unauthorized person in the Premises, the Building or the Complex, including without limitation any loss, damage or injury due to theft, burglary or other criminal conduct by any person (REGARDLESS OF WHETHER ANY SUCH LOSS, DAMAGE OR INJURY IS CAUSED BY OR ARISES OUT OF LANDLORD'S NEGLIGENCE OR THE NEGLIGENCE OF ANY OFFICER, EMPLOYEE OR AGENT OF LANDLORD OR ANY STRICT LIABILITY), nor shall Landlord be required to insure against any such loss, damage or injury. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and Complex and shall follow all rules and regulations promulgated by Landlord with respect thereto.

         (b) The failure by Landlord to any extent to furnish or the interruption or termination of the services described in Paragraphs 7(a)(i) or 7(a)(iii) above, in whole or in part, or the interruption or termination of such services as a result of the failure of the equipment or machinery used in the provision of such services to function properly resulting from causes other than the gross negligence or intentional misconduct of Landlord, shall not render Landlord liable to Tenant or any other person in any respect, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof; provided, however, that in such event, Basic Rent shall abate if the interruption or termination of services renders the Premises untenantable, and Tenant does not occupy the

Premises or affected portion thereof, for the conduct of its business for a period of more than five (5) consecutive business days. If the interruption or termination of services results from the gross negligence or intentional misconduct of Landlord and the interruption or termination of services renders the Premises untenantable as aforesaid, Base Rent shall abate from the date that the interruption or termination occurs. Landlord agrees to use diligent efforts to restore any services that are interrupted.

         (c) Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.

         (d) If permitted by applicable law, Landlord shall have the right at any time and from time to time during the Lease Term to contract (i) from any utility provider currently providing services to the Complex or (ii) from a different company or companies providing any utility service (each such company shall hereinafter be referred to as an "Alternative Service Provider"). Tenant shall cooperate with Landlord, the current utility provider and the Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the current utility provider and any Alternative Service Provider reasonable access to the Building's and/or the Complex's electric lines, feeders, risers, wiring and any other machinery within the Premises.

         (e) Landlord shall construct at its sole expense the additional parking deck. In addition to the Base Rent to be paid by Tenant as shown in Paragraph 1 hereof, Tenant agrees to pay as additional Base Rent $1.25 per square foot of Agreed Rentable Area of the Premises per year during the primary Lease term. During any renewal term of this Lease, the additional parking deck and covered parking ratios will be factors to be considered in determining the Renewal Rental Rate. The deck construction shall be complete prior to the Commencement Date of this Lease; provided, however, that if the additional parking deck is not substantially completed by the Commencement Date of the Lease, the additional Basic Rent hereunder shall not be payable by Tenant until such time as the additional parking deck is substantially complete, and provided further that Tenant agrees that such failure by Landlord to substantially complete the additional parking deck does not constitute a default inder this Lease so long as Landlord makes available for Tenant's use a total of 328 parking spaces, and Landlord proceeds diligently to complete the additional parking deck. Based upon the existing parking ratios and the construction of the deck, Tenant shall have 328 total parking spaces. In the event that Tenant does not have access to 328 parking spaces, Landlord and Tenant agree to implement a plan to assure Tenant access to a total of 328 parking spaces. Landlord agrees to provide approximately twenty (20) visitor designated spaces for the use of building visitors. Approximately fifteen (15) of these shall be designated for Tenant's visitors and shall be part of Tenant's allocation.

         (f) Simultaneously with Lease execution, Tenant has provided to Landlord $125,000 (the "Advance Payment") as advance payment for the costs of Tenant Improvements that may exceed the Finish Allowance. In the event that the costs of Tenant Improvements does not exceed the Finish Allowance or if the excess amount is less than $125,000, the unused amount of the Advance Payment (not to exceed $125,000) will be refunded to Tenant. If Tenant does not take possession of the Premises for any reason, the Advance Payment, or any balance thereof, will be retained by Landlord; provided, however, that if such failure is due to Landlord's default, or if Landlord does not substantially complete the Tenant Improvements on or before April 1, 2000, then Landlord shall promptly return the $125,000 Advance Payment to Tenant.

         8. IMPROVEMENTS TO BE MADE BY LANDLORD AND ACCEPTANCE OF PREMISES. Tenant acknowledges that at such time as the Premises have been constructed (see the Work Letter attached hereto as Exhibit D and made a part hereof), Tenant will inspect the Premises and the Complex, and that Tenant's taking possession of the Premises shall evidence Tenant's acceptance of the Premises (including the suitability of the Premises for the Permitted Use), the Building and the Complex in "as is, with all faults" condition for all purposes subject to Landlord's completion of agreed punchlist items. Landlord will construct or cause to be constructed Tenant's Improvements (as defined in the Work Letter) to the Premises in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements by the Commencement Date. If Tenant's Improvements are not Substantially Complete (and approved for occupancy pending issuance of the Certificate of Occupancy by the City of Austin) by the Commencement Date for any reason whatsoever, Tenant's sole remedy shall be an adjustment of the Commencement Date as provided in Paragraph 3 hereof. However, if the Tenant Improvements are not Substantially Complete (and approved for occupancy pending issuance of the Certificate of Occupancy by the City of Austin) by April 1, 2000 for any reason other than Tenant Delay or force majeure, Tenant may terminate this Lease by giving Landlord written notice thereof by April 10, 2000, and any funds or letter of credit (including the $125,000 payment referred to in Paragraph 7(f) hereinabove) previously paid or delivered to Landlord will be refunded or returned to tenant as Tenant's sole remedy. The Premises shall be delivered to Tenant upon Substantial Completion of Tenant's Improvements (and approved for occupancy pending issuance of the Certificate of Occupancy by the City of Austin) and Landlord and Tenant will execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit F (see Paragraph 55). If Tenant occupies the Premises or any portion thereof without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) actual occupancy or (ii) the Commencement Date set forth in Paragraph 1(b) hereof. Except as otherwise provided in the Work Letter, all installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost. The taking of possession of the Premises by Tenant shall be conclusive evidence that, except as may be set forth in the Acceptance of Premises Memorandum (and the punchlist items referred to therein), Tenant accepts the Premises the Building and the Complex and each and every part and appurtenance thereof as being in a good and satisfactory condition and waives any defects in the Premises and its appurtenances and in all other parts of the Building, the Complex and the appurtenances thereto, other than latent defects that cannot be discovered by Tenant as of the Commencement Date. Notwithstanding the foregoing provisions to the contrary, in the event that Landlord obtains a temporary certificate of occupancy, Landlord will pursue diligently the issuance of a final certificate of occupancy by the City of Austin.

         9. ALTERATIONS AND ADDITIONS.

         (a) All alterations, additions and improvements to the Premises (herein collectively called the "Leasehold Improvements"), by Landlord or Tenant shall become a part of the Premises and the Building and shall be owned by and be the property of Landlord, at the time same are placed in or upon the Premises without compensation to Tenant. Tenant shall not, without the prior written consent of Landlord (which consent Landlord may withhold in its sole discretion), make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter) are herein collectively referred to as "Installations") if any such Installations would (i) affect any structural or load bearing portions of the Complex, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in a significant increase in Tenant's usage of heating or air conditioning, (iv) significantly impact mechanical, electrical or plumbing systems in the Premises or the Complex, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (vii) adversely affect Landlord's ability to deliver services to other tenants of the Complex or (viii) violate any provision of this Lease (all of the foregoing hereinafter called "Structural Installations"). As to Installations not covered by the preceding sentence (hereinafter called "Non-Structural Installations"), Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All Installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and
(c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional rent, the cost thereof plus five percent (5%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within ten (10) days after receipt of an invoice from Landlord. All Non-Structural Installations shall be removed at the termination of this Lease, as provided in Paragraph 11 unless Landlord agrees in writing at the time of their installation that they do not have to be removed upon the termination of this Lease. Structural Installations shall be removed at the termination of this Lease, as provided in Paragraph 11, except where approved by Landlord without the requirement that such Installations be removed upon termination of this Lease, which requirement will be made by Landlord, if at all, within ten (10) business days of the time Tenant provides Landlord with written notice and plans for the requested Structural Installation; provided, however, that Tenant shall upon the expiration or earlier termination of this Lease, restore to condition consistent with normal office use any portions of the Premises that had been used for laboratory use as contemplated in Section 1(g) hereinabove. Tenant shall indemnify and hold Landlord harmless from and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), demands, claims, causes of action and liens, arising from or in connection with any Installations performed by or on behalf of Tenant, EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OR OTHER TORTIOUS CONDUCT OF LANDLORD OR LANDLORD IS STRICTLY LIABLE FOR SUCH COSTS, EXPENSES OR CLAIMS. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Complex and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition. Notwithstanding anything in this Lease to the contrary, Tenant may make minor, non-structural alterations, additions and improvements (that do not significantly affect the Building's mechanical, electrical, HVAC or plumbing systems) to the Premises in the normal course of Tenant's business that cost less than Five Thousand Dollars ($5,000.00) without having to obtain Landlord's prior approval of those alterations, additions or improvements, but with prior notice to Landlord.

Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Complex (including, without limitation, structural elements and load bearing elements within the Premises) and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas of the Complex, all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of rent (the "Reserved Right"). Without in any way limiting the generality of the foregoing, Landlord's Reserved Right shall include, but not be limited to the right to do any of the following:
(i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas, (iv) temporarily close any Common Area and/or temporarily suspend Complex services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Complex, (v) repair, change, alter or improve plumbing, pipes and conduits located in the Complex, including without limitation, those located within the Premises, and (vi) repair, change, modify, alter, improve, renovate or make additions to the Complex central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises as little as is reasonably practicable. All changes, alterations, improvements, modifications, renovations and additions made by Landlord pursuant to the Reserved Right shall be of comparable or better quality than the portion of the Complex being changed, altered, improved, modified or renovated.

         10. SIGNAGE AND GRAPHICS. Tenant shall have an exterior sign at a prominent location on the third level of the Building on both the north and the east side. At the commencement of the Lease Term, Landlord shall provide and install, at Tenant's cost (subject to the Finish Allowance), signage in the Building lobby to take advantage of the stair between the lobby and the second floor. Any change to such signage requested by Tenant and approved by Landlord shall be installed by Landlord at Tenant's sole cost. All such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises. Tenant's interior signs will be consistent with the signs of other tenants in the Complex and Tenant's exterior signs will be comparable to other first class, professional signs located along North MoPac Expressway, Austin, Texas; provided that both interior and exterior signs will be subject to Landlord's approval, which will not be unreasonably withheld. Tenant agrees to comply with Landlord's signage guidelines. Tenant shall be solely responsible for obtaining all required municipal approvals for such signage, provided, however, that Landlord will cooperate with Tenant in applying for and obtaining such permits (at no cost or expense to Landlord). Upon the expiration or earlier termination of this Lease, Tenant shall at its sole expense remove all of such signage and repair any damage resulting from the installation or removal of such signage.

         11. SURRENDER OF THE PREMISES BY TENANT. At the termination of this Lease, whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises and deliver said Premises to Landlord in as good repair and condition as at the commencement of Tenant's occupancy, reasonable wear and tear and damage or destruction by fire or other casualty excepted, and shall deliver to Landlord all keys to the Premises, and, if such possession is not immediately surrendered, Landlord may forthwith enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, in compliance with applicable legal procedures for such recovery of possession. Tenant shall, by the expiration date or, if this Lease is earlier terminated, within seven (7) days after the termination, remove from the Premises, at the sole expense of Tenant, (i) all furniture, equipment, movable trade fixtures and other personalty installed or placed in the Premises by or on behalf of Tenant (hereinafter called "Tenant's Property") (unless Landlord is asserting its lien rights therein), (ii) all Non-Structural Installations (unless Landlord agreed in writing at the time of installation of the Non-Structural Installations that they may remain on the Premises after the termination of the Lease), and (iii) Structural

Installations where removal has been required by Landlord pursuant to Paragraph 9 (provided, further, that in the case of any portions of the Premises that had been used for laboratory purposes as contemplated in Section 1(g) hereinabove, Tenant shall restore such portions of the Premises and mechanical, electrical, plumbing and/or structural systems to conditions consistent with normal office use. All such removals (and restoration, as applicable) shall be accomplished in a good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such condition at Tenant's expense. All Tenant's Property required to be removed by this paragraph not removed within the time period required hereunder shall be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over the possession of such property and either (i) declare same to be the property of Landlord by written notice thereof to Tenant or (ii) at the sole cost and expense of Tenant remove the same or any part thereof in any manner that Landlord shall choose and store the same without incurring liability to Tenant or any other person.

         12. REPAIR AND MAINTENANCE BY TENANT.

         (a) Tenant shall keep the Premises including all fixtures and carpet therein in good and tenantable condition, normal wear and tear excepted, and shall promptly make all necessary nonstructural repairs and replacements thereto except those caused by fire or other casualty covered by insurance on the Complex under policies naming Landlord as the insured, all at Tenant's sole expense, under the supervision and with the approval of Landlord. Said repairs and replacements shall be in quality and class equal to the original work. Without diminishing such obligation of Tenant, if Tenant fails to make such repairs and replacements within fifteen (15) days after the occurrence of the damage or injury, Landlord may at its option make such repair and Tenant shall pay Landlord for the cost thereof within thirty (30) days after receipt of an invoice. In addition, Tenant shall pay the cost of repair and replacement due to damage or injury (except those caused by fire or other casualty covered by insurance on the Complex under policies naming Landlord as the insured) done to the Complex (other than the Premises) or any part thereof by Tenant or Tenant's agents, employees or invitees. Such amount shall be paid by Tenant to Landlord within thirty (30) days of receipt of an invoice.

         (b) Subject to Paragraphs 22, 23 and 24 of this Lease, Tenant shall maintain and repair all supplemental HVAC units, data and phone cabling, and any and all other installations and equipment installed in the Premises, above the acoustical ceiling tiles of the Premises or elsewhere in the Building installed by or on behalf of Tenant and which services only the Premises (such equipment and installations collectively referred to as the "Tenant Service Equipment"). Tenant shall notify Landlord prior to performing any repair, maintenance or replacement of the Tenant Service Equipment and the same shall be performed in accordance with the standards and conditions applicable to maintenance, repairs and replacements performed by Tenant pursuant to Paragraph 12(a). Landlord shall have no liability for any repair, maintenance or replacement cost incurred in connection with the Tenant Service Equipment. Unless otherwise agreed to by Landlord in writing upon the installation of the Tenant Service

Equipment, all Tenant Service Equipment shall become property of Landlord at the expiration or earlier termination of the Lease; provided that, if requested by Landlord, Tenant shall remove the Tenant Service Equipment on or before the Expiration Date or, if this Lease is terminated earlier, within seven (7) days after such termination. All removals shall be accomplished in accordance with the standards for removals under Paragraph 11 hereof. Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with the (i) maintenance, repair, replacement of the Tenant Service Equipment and
(ii) any damage or injury arising out of or resulting from or in connection with the Tenant Service Equipment.

         13. USE OF ELECTRICAL SERVICES AND TELECOMMUNICATIONS EQUIPMENT BY TENANT. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

         (a) Tenant's electrical equipment and overhead lighting shall be restricted to that equipment and lighting which both individually and collectively do not have an electrical design load greater than equipment and lighting normally utilized in general office use and do not use electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring of the Building or Premises. Landlord and Tenant will consult with one another during the preparation of the Construction Drawings (as defined in the Work Letter attached as Exhibit D hereto) to ensure that Tenant's planned improvements are within the electrical design load for the Building.

         (b) If, in the exercise of reasonable judgment, Landlord should determine that Tenant's consumption of electrical services exceeds normal consumption for general office use, then Tenant shall remove such equipment and/or lighting to achieve compliance within ten (10) days after receiving notice from Landlord. Or upon receiving Landlord's prior written approval, such equipment and/or lighting may remain in the Premises, subject to the following:

                  (i) Tenant shall pay for all costs of installation and maintenance of submeters, wiring, air conditioning and other items required by Landlord, in Landlord's reasonable discretion, to accommodate Tenant's excess design loads and capacities.

                  (ii) Tenant shall pay to Landlord, within thirty (30) days of receipt of an invoice, the cost of the excess demand and consumption of electrical service at rates based upon Landlord's actual costs and which shall be in accordance with any applicable laws.

                  (iii) Landlord may, at its option, upon not less than thirty
         (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary utility service. If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises; in such event, Landlord will cooperate with Tenant and the public utility to provide such access to the Building and premises as is reasonably necessary to provide such utility service.

         (c) Landlord shall be responsible for all Building standard fluorescent bulb and ballast replacements in the Premises, but Tenant shall pay to Landlord, within thirty (30) days of receipt of an invoice, all costs incident thereto.

         (d) In the event that Tenant wishes at anytime to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord, which approval shall not be unreasonably withheld and shall include, without limitation, approval of the plans and specifications for the installation of the lines and/or other equipment within the Building. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord;
(iv) Landlord determines that there is sufficient space in the Building for the placement of all of the provider's equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

            14. RULES AND REGULATIONS. Tenant and Tenant's agents, employees and invitees will comply fully with all requirements of the Rules and Regulations (as changed from time to time as hereinafter provided) which are attached hereto as Exhibit C and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such Rules and Regulations or to promulgate other Rules and Regulations in such reasonable manner as may be deemed advisable for the management, safety, care or cleanliness of the Complex, and for preservation of good order therein; provided, however, that such changes shall not become effective and a part of this Lease until a copy thereof shall have been delivered to Tenant. Tenant shall further be responsible for the compliance with such Rules and Regulations by the employees, servants, agents, visitors and invitees of Tenant.

         15. ENTRY BY LANDLORD. Tenant agrees to permit Landlord or its agents or representatives, after twenty-four (24) hours written notice from Landlord (except that in the event of emergency, no notice shall be required), to enter into and upon any part of the Premises during ordinary business hours, or at such other times as Landlord deems appropriate, to inspect the same, or to show the Premises to prospective purchasers, tenants, mortgagees or insurers, or to clean or make repairs, alterations or additions thereto (but without any obligation to do so, except as expressly provided for herein) and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord and its employees, contractors and subcontractors will maintain the confidentiality of all information within the Premises; provided, however, that Tenant's exclusive remedy in the event of any breach of this confidentiality provision shall be an action for injunction to prevent further dissemination of any such information.

         16. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not, without the prior written consent of Landlord, (i) assign or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or (iii) sublet the Premises or any part thereof, or (iv) grant any license, concession or other right of occupancy of any portion of the Premises or (v) permit the use of the Premises by any parties other than Tenant, its agents and employees; provided, however, with respect to any proposed assignment of this Lease or subletting of the Premises, Landlord agrees not to unreasonably withhold its consent so long as Landlord does not elect to terminate this Lease pursuant to subparagraph (b) below. Landlord shall be deemed to have reasonably withheld its consent to any assignment or sublease if the refusal is based on (i) Landlord's determination (in its sole discretion) that such assignee or subtenant does not have the financial stability or is not of the character or quality of a tenant to whom Landlord would generally lease space in the Complex, (ii) the fact that such assignment or sublease is not in form and of substance reasonably satisfactory to Landlord, (iii) such assignment or sublease conflicts in any manner with this Lease, including, but not limited to, the Permitted Use, (iv) the proposed assignee or subtenant is a tenant of the Complex or Landlord is negotiating with the proposed assignee or subtenant to become a tenant of the Complex, (v) the subtenant or assignee is a governmental entity or a medical office, (vi) the subtenant's or assignee's primary business is prohibited by any non-compete clause then affecting the Complex or (vii) the assignment or sublease would cause Landlord to breach any covenants or contractual obligations to which the Complex or Landlord is subject. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under this Lease. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, such excess rentals and income shall first be applied to the costs incurred by Landlord to approve the sublease or assignment, and the remainder will be shared equally between Landlord and Tenant. If an event of default, as hereinafter defined, should occur while the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises shall not be deemed a waiver of the covenant in this Lease contained against assignment and subletting or a release of Tenant under this Lease. The receipt by Landlord to any such assignee or sublessee obligated to make payments of rent shall be a full and complete release, discharge, and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

         (b) If Tenant requests Landlord's consent to an assignment of the Lease or subletting of all or a part of the Premises, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant, the proposed commencement date of such assignment or subletting, the nature and character of the business of the proposed assignee or subtenant and the proposed rates, terms and other pertinent conditions of such assignment or subletting. Landlord shall have the option (to be exercised within fifteen (15) days from the submission of Tenant's written request) to (i) consent to such proposed assignment or subletting, (ii) refuse to consent to such proposed assignment or subletting or
(iii) cancel this Lease (or the applicable portion thereof as to a partial subletting) as of the commencement date stated in the above-mentioned notice of subletting or assignment. If Landlord fails to notify Tenant of its election within such fifteen (15) day period, Landlord shall be deemed to have given its consent to such proposed assignment or subletting. If Landlord elects to cancel this Lease as stated, then the Lease Term, and the tenancy and occupancy of the Premises by Tenant thereunder, shall cease, terminate, expire, and come to an end as if such cancellation date was the original termination date of this Lease. If Landlord cancels this Lease with respect to less than the entire Premises and the sublease space adjoins another portion of the Premises, Tenant shall, at Tenant's sole cost and expense, construct and finish such demising walls as are necessary to physically separate the Premises from the sublease space, and if the sublease space is part of a floor which is fully included in the Premises, then Landlord shall have the right, at Tenant's sole cost and expense, to construct and finish in accordance with Building standards or to cause Tenant to construct and finish in accordance with Building standards such demising walls as are necessary (i) to construct a public corridor so as to convert the floor to a multi-tenant floor and (ii) to convert the restrooms on such floor (including access thereto) to restrooms which will serve the entire floor, as opposed to only the Premises, and to make such revisions, if any, are necessary, to properly light, heat, cool and ventilate the public corridor and public restrooms.

         (c) Landlord shall have the right to transfer, assign and convey, in whole or in part, the Building and/or the Complex and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder with respect to obligations arising after the date of such transfer or assignment, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations.

         17. MECHANIC'S LIENS. Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or any portion of the Complex during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the interest of Landlord in the Premises or any portion of the Complex. In the event any such lien is attached to the Premises or any portion of the Complex, Tenant shall cause the same to be discharged of record within twenty (20) days after the filing of same. If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, in defending any such action or in procuring the discharge of such lien, with all disbursements in connection therewith, shall be paid by Tenant to Landlord within thirty (30) days of receipt of an invoice therefor.

         18. PROPERTY AND LIABILITY INSURANCE. Landlord shall maintain fire and extended coverage insurance on the Complex and the Premises (including the Leasehold Improvements)in an amount of at least eighty percent (80%) of the replacement value of the Building. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. Landlord shall also procure and maintain at the expense of Landlord (but as a part of the Basic Costs) through the Lease Term Commercial General Liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Complex, such insurance to insure Landlord and its officers, employees and agent, to the limit of not less than $3,000,000 (which may be a combination of liability and umbrella liability coverage) in respect of any one accident or occurrence. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of Tenant's Property.

         19. LIABILITY INSURANCE. Tenant shall, at its sole cost and expense, procure and maintain through the Lease Term Commercial General Public Liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Premises, such insurance to insure both Tenant and, as an additional named insured, Landlord and its officers, employees and agents, to be in standard form, to be issued by such insurance company or companies as may have a Best's Insurance rating of A-IX or better, and to afford immediate protection, to the limit of not less than $3,000,000 in respect of any one accident or occurrence, and to the limit of not less than $500,000 for property damage, with not more than $5,000 deductible. Such Commercial General Public Liability insurance shall include Blanket Contractual Liability coverage which insures contractual liability under the indemnification of Landlord by Tenant set forth in this Lease (but such coverage or the amount thereof shall in no way limit such indemnification). Tenant shall maintain with respect to each policy or agreement evidencing such Commercial General Public Liability insurance and each policy or agreement evidencing the insurance required pursuant to Paragraph 18 above, such endorsements as may be required by Landlord and shall at all times deliver and maintain with Landlord a duplicate original or certified copy of such policies or a certificate with respect to such insurance in form satisfactory to Landlord. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least fifteen (15) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance relating thereto shall be delivered to Landlord prior to Tenant's occupancy of the Premises and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. If Tenant fails to comply with the foregoing requirements relating to insurance, Landlord may, following ten (10) days written notice to Tenant, obtain such insurance and Tenant shall pay to Landlord within thirty (30) days of receipt of an invoice the premium cost thereof.

         20. LIABILITY OF LANDLORD. Unless caused by Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant or to Tenant's employees, agents, licensees, or visitors, or to any other person whomsoever, for any injury, loss or damage (REGARDLESS OF WHETHER SUCH INJURY, LOSS OR DAMAGE IS CAUSED BY OR ARISES OUT OF LANDLORD'S NEGLIGENCE OR THE NEGLIGENCE OF ANY EMPLOYEE OR AGENT OF LANDLORD OR ANY STRICT LIABILITY) to person or property
(i) due to the Complex or the Building or the Land or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, or by the backing up of drains or by the bursting or leaking of pipes, faucets and plumbing fixtures or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, or (ii) that may be occasioned by or through the acts or omissions of other tenants in the Complex or of any other persons whatsoever, or (iii) that may be occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, or any other matter beyond the control of Landlord. Tenant agrees that all of Tenant's Property shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof (REGARDLESS OF WHETHER SUCH LOSS, DAMAGE OR THEFT IS CAUSED BY OR ARISES OUT OF LANDLORD'S NEGLIGENCE OR THE NEGLIGENCE OF ANY EMPLOYEE OR AGENT OF LANDLORD OR ANY STRICT LIABILITY), except where caused by the gross negligence or willful misconduct of Landlord.

         21. INDEMNIFICATION.

         (a) Subject to the exclusions set forth below in this Paragraph, Tenant will indemnify and hold harmless Landlord, the property manager of the Complex ("Property Manager"), their respective officers, directors, and employees and any other parties for whom Landlord and/or Property Manager are legally responsible (each a "Landlord Indemnified Party") from, and shall reimburse each Landlord Indemnified Party for and with respect to, any and all costs, expenses (including, without limitation, reasonable attorneys fees), claims, demands, actions, proceedings, judgments, hearings, damages, losses and liabilities brought or asserted by or payable to any third party on account of personal injury, death, property damage or any other form of injury or damage (each a "Claim" and collectively the "Claims") arising out of or relating to (i) an incident or event which occurred within or on the Premises, EVEN IF THE (X) INCIDENT OR EVENT IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR (Y) THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR ANY CLAIM ARISING FROM SUCH INCIDENT OR EVENT, (ii) the use or occupancy of the Premises, EVEN IF (X) THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR (Y) THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM, or (iii) any breach of this Lease by Tenant which resulted in a Claim. The indemnification and reimbursement obligations of Tenant under this subparagraph shall not apply to a Claim (i) waived by Landlord under Paragraph 22 below or any other provision of this Lease, or (ii) arising out of the gross negligence or intentional misconduct of the Landlord Indemnified Party. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant's indemnity, then Tenant, upon notice from a Landlord Indemnified Party, shall resist and defend such Claim at Tenant's expense through counsel reasonably satisfactory to the Landlord Indemnified Party. Tenant's obligations under this Paragraph shall survive the termination of this Lease.

Subject to the exclusions set forth below in this Paragraph, Landlord will indemnify and hold harmless Tenant and its officers, directors, and employees and any other parties for whom Tenant is legally responsible (each a "Tenant Indemnified Party") from, and shall reimburse each Tenant Indemnified Party for and with respect to, any and all Claims (as defined in subparagraph (a) above) arising out of or relating to (i) an incident or event which occurred within or on the Common Areas, EVEN IF THE (X) INCIDENT OR EVENT IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR (Y) THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR ANY CLAIM ARISING FROM SUCH INCIDENT OR EVENT, (ii) the use of the Common Areas, EVEN IF (X) THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR (Y) THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM, or (iii) any breach of this Lease by Landlord and which resulted in a Claim. The indemnification and reimbursement obligations of Landlord under this subparagraph shall not apply to a Claim (i) waived by Tenant under Paragraph 22 below or any other provision of this Lease, or (ii) arising out of the gross negligence or intentional misconduct of the Tenant

Indemnified Party. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Tenant Indemnified Party and that is covered by Landlord's indemnity, then Landlord, upon notice from the Tenant Indemnified Party, shall resist and defend such Claim at Landlord's expense through counsel reasonably satisfactory to the Tenant Indemnified Party. Landlord's obligations under this subparagraph shall survive the termination of this Lease.

         22. WAIVER OF SUBROGATION. Notwithstanding any provision to the contrary contained herein, each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Lease Term or any extension or renewal thereof for any and all loss of or damage to any of its property (REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES), which loss or damage would be covered by the fire and extended coverage insurance policies required to be carried by such party by the terms of this Lease. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or an other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

         23. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or in the event any mortgagee of Landlord should require that the insurance proceeds payable as a result of said fire or other casualty be applied in reduction of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after the date of such damage in which event the rent hereunder shall be abated as of the date of such damage. If Landlord is not entitled to or does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building and the Leased Premises (including Leasehold Improvements) to substantially the same condition in which they were immediately prior to the happening of the casualty but Landlord shall not in any event be required to incur costs or expense in excess of the insurance proceeds actually received by Landlord as a result of the casualty. In performing such work, Landlord shall not be responsible for delays outside its control. If the Building and premises are not rebuilt so as to allow Tenant to occupy the Premises and and conduct its business in the Premises within two hundred forty (240) days after the date of the casualty, then Tenant may terminate this Lease by written notice to Landlord within ten
(10) days after the expiration of such two hundred forty (240) day period. In no event shall Landlord be required to rebuild, repair or replace any part of Tenant's Property. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. If the Premises or any other portion of the Complex is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees or invitees, Tenant shall be liable to Landlord for the cost of the repair and restoration of the Complex caused thereby to the extent such cost and expense is not covered by or would not be covered by Landlord's insurance proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         24. CONDEMNATION. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises (including the Leasehold improvements) to substantially their former condition, but Landlord shall not in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgages of the property taken and amounts expended in collecting said compensation or damages) for the part of the Building or the Premises so taken. In performing such work, Landlord shall not be responsible for delays outside its control. All amounts awarded to Landlord upon a taking of any part or all of the Building or the Premises including any award for the value of any unexpired Lease Term shall belong to Landlord and Tenant shall not be entitled to and expressly waives all claim to any such compensation. However, Tenant may make a request for a separate award to compensate Tenant for its loss resulting from the condemnation, provided that such award does not and would not reduce any award that may be payable to Landlord.

         25. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against Tenant's Property. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property, Landlord shall give Tenant written notice of such levy or assessment, and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord within thirty (30) days of receipt of an invoice that part of such taxes for which Tenant is liable hereunder.

         26. EVENTS OF DEFAULT/REMEDIES.

         (a) Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of the rent hereby reserved when due, and shall not cure such failure within ten (10) days after written notice thereof to Tenant (but Landlord shall not be required to give such notice more than two (2) times in any twelve (12) month period); (ii) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent and the events described in subparts (iii) and (iv) following, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, but if the cure cannot be completed within thirty (30) days, then Tenant shall not be in default if Tenant promptly commences the cure within the initial thirty (30) day period and thereafter diligently and continuously pursues the cure to completion; (iii) the failure to maintain any insurance required hereunder, (iv) an assignment of this Lease or a sublease of all or any portion of the Premises without Landlord's consent, (v) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (vi) Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises while the payment of rent is or becomes delinquent ; (vii) Tenant becomes insolvent, or makes or a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (viii) Tenant is not paying its debts as such debts become due; (ix) a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of the assets of Tenant or any of the Premises, either in a proceeding brought by Tenant or in a proceeding brought against Tenant and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or Tenant consents to or acquiesces in such appointment or possession; (x) Tenant files a petition for relief under the Federal Bankruptcy Code, or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against Tenant under any applicable Bankruptcy Law and such petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming Tenant is entered under any applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by Tenant; or (xi) any of the events referred to in subheadings (vii), (viii), (ix) and (x) shall occur with respect to any guarantor (hereinafter called "Guarantor") of the payment or performance of any Tenant's obligations hereunder and shall not be remedied within the time set forth in such subheadings.

         (b) Remedies of Landlord. Upon the occurrence of any event of default by Tenant under this Lease, Landlord, at its option, may, in addition to all other rights and remedies provided herein or at law or in equity, exercise one or more of the remedies set forth below.

                  (i) Termination of the Lease. Upon the occurrence of an event of default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

                           (A) accrued rent to the date of termination, plus
                  late charges thereon as provided in Paragraph 43 and interest thereon at the rate established under Paragraph 43 from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, and the cost of recovering the Premises;

                           (B) the present value of the Rent (discounted at a
                  rate of interest equal to eight percent [8%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease Term but for such termination, reduced by the present value of the reasonable fair market rental value of the Premises for such balance of the Lease Term discounted at the Discount Rate; and

                           (C) any other costs or amounts necessary to
                  compensate Landlord for its damages.

If such termination is caused by the failure to pay rent and/or the abandonment of all or any substantial portion of the Premises, Landlord may elect, by sending written notice thereof to Tenant, to receive liquidated damages in an amount equal to the Base Rental payable hereunder for the month during which this Lease is terminated times the lesser of (A) [twelve (12)] or (B) the number of full calendar months remaining in the Lease Term at the time of such termination. Such liquidated damages shall be in lieu of the payment of loss and damage Landlord may suffer by reason of such termination as provided above but which shall not be in lieu of or reduce in any way any amount (including accrued rent) or damages due to breach of covenant (whether or not liquidated) payable by Tenant to Landlord which accrued prior to the termination of this Lease. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                  (ii) Repossession and Re-Entry. Upon the occurrence of an event of default by Tenant hereunder, Landlord may, in compliance with applicable legal requirements, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subparagraph 26(b)(ii), (A) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (B) Tenant shall have no further right to possession of the Premises and (C) Landlord shall use reasonable efforts to relet the Premises or any part thereof on such terms as Landlord deems advisable, taking into account the factors described in subparagraph 26(b)(vi). Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph 26(b)(i) above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

                  (iii) Cure of Default. Landlord may, in compliance with applicable legal requirements, enter upon the Premises, without having any liability therefor and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord within five (5) days of receipt of an invoice for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and TENANT FURTHER AGREES THAT LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGES RESULTING TO TENANT FROM SUCH ACTION, INCLUDING DAMAGES CAUSED BY THE NEGLIGENCE OF LANDLORD.

                  (iv) Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subparagraph 26(b)(ii) or 26(b)(iii) above or otherwise and no reletting of the Premises or any part thereof pursuant to subparagraph 26(b)(ii) above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord all rent required to be paid by Tenant.

                  (v) Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

                  (vi) Mitigation of Damages. With respect to the provisions of the laws of the State of Texas or of this Lease which require that Landlord use reasonable efforts to relet the Premises, it is understood and agreed that the following shall apply in determining whether such efforts by Landlord to relet are reasonable:

                           (A) Landlord may elect to lease other available space
                  in the Complex, if any, before reletting the Premises;

                           (B) Landlord may elect to consent to the assignment
                  or sublease by an existing tenant of the Complex before reletting the Premises;

                           (C) Landlord may decline to incur out-of-pocket costs
                  to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant;

                           (D) Landlord may decline to relet the Premises at
                  rental rates below then prevailing market rental rates;

                           (E) Landlord may decline to relet the Premises to a
                  prospective tenant if the nature of such prospective tenant's business is not consistent with the tenant mix of the Building or with any other tenant leases containing provisions against the Landlord leasing space in the Building for certain uses;

                           (F) Landlord may decline to relet the Premises to a
                  prospective tenant, the nature of whose business may have an adverse impact upon the manner in which the Building is operated or with the high reputation of the Building even though in each of said circumstances such prospective tenant may have a good credit rating;

                           (G) Before reletting the Premises to a prospective
                  tenant, Landlord may require the prospective tenant to demonstrate the same financial capacity that Landlord would require as a condition to leasing other space in the Building to the prospective tenant; and

                           (H) Listing the Premises with a broker or leasing
                  agent (including in-house leasing personnel) in a manner consistent with subparagraphs (A) through

                  (G) above shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises.

         27. QUIET ENJOYMENT. Provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained, Tenant shall at all times during the Lease Term peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any other person, subject to the terms, provisions, covenants, agreements and conditions of this Lease and to the deeds of trust, mortgages and other matters to which this Lease is subordinate and subject as herein set forth.

         28. HOLDING OVER. Should Tenant or any of its successors in interest continue to hold the Premises after termination of this Lease, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. Tenant or such other parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one hundred fifty percent (150%) of the monthly rent (including Base Rental and all other rental amounts) provided herein at the time of such termination, prorated on a daily basis. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Lease Term and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall be liable to Landlord for all damage which Landlord shall suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

         29. SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust, blanket or otherwise, which does now or may hereafter affect the Building or Complex (and which may also affect other property) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease; provided, however, as a condition to any such subordination, Landlord shall obtain from the lender or mortgagee its standard form of non-disturbance agreement providing that Tenant's interest in the Lease and rights in the Premises will not be disturbed as long as Tenant performs all of Tenant's obligations under this Lease. Landlord's inability to obtain such non-disturbance agreement shall not constitute a default under this Lease, excuse Tenant from any obligation hereunder or otherwise affect the validity of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that may be reasonably necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination, as long as Landlord has obtained from the holder of the mortgage or deed of trust a corresponding non-disturbance agreement in favor of Tenant as aforesaid. In the event Tenant shall fail or neglect to execute, acknowledge and deliver any such subordination agreement or certificate, Landlord, in addition to any other remedies it may have, may, as the agent and attorney in fact of Tenant, execute, acknowledge and deliver the same and Tenant hereby irrevocably nominates, constitutes and appoints Landlord Tenant's proper and legal agent and attorney in fact for such purposes. Such power of attorney shall not be affected by subsequent disability or incapacity of the principal. However, Landlord agrees not to execute any subordination agreement as attorney in fact for Tenant unless Landlord has obtained a corresponding non-disturbance agreement as aforesaid. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building or Complex is sold pursuant to any such deed of trust, to attorn to the purchaser upon any such foreclosure sale or trustee's sale if so requested by such purchaser and to recognize such purchaser as the Landlord under this Lease as long as the purchaser recognizes Tenant's rights under this Lease. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust referred to in this paragraph, any instrument or certificate which, in the reasonable judgment of Landlord or of such holder(s), may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment as long as Landlord has requested a corresponding non-disturbance agreement in favor of Tenant as aforesaid. This Lease and all rights of Tenant hereunder are further subject and subordinate, to the extent that the same relate to the Premises, (i) to all applicable ordinances of the City of Austin, Texas, relating to easements, franchises and other interests or rights upon, across or appurtenant to the Building or Complex or any of the Land, and (ii) to all utility easements and agreements.

         30. WAIVER OF LANDLORD'S LIEN. Landlord hereby waives its statutory lien for rent as against Tenant's personal property in the Premises.

         31. ATTORNEYS' FEES. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees.

         32. NO IMPLIED WAIVER. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement herein, or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         33. PERSONAL LIABILITY. Any and all covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Landlord's interest in the Building, and Tenant agrees to look solely to Landlord's interest in the Building for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable for special, consequential, exemplary or punitive damages.

         34. SECURITY DEPOSIT. In lieu of a cash Security Deposit Tenant shall tender to Landlord the letter of credit described in Section 2(f) of the Work Letter. If any portion of the letter of credit is funded to Landlord, landlord shall hold and apply the funds as a Security Deposit without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall immediately restore the Security Deposit to the amount required in the Work Letter. If Tenant is not in default at the termination of this Lease, the balance of any Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the letter of credit or Security Deposit to the transferee and thereafter shall have no further liability for the return of such letter of credit or Security Deposit.

         35. NOTICE. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing by (a) expedited delivery service with proof of delivery, or (b) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address shown on the signature page of this Lease, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Any such notice, request, demand or other communication shall be deemed to have been given as of the date of first attempted delivery at the address and in the manner provided herein.

         36. ESTOPPEL CERTIFICATE. Tenant will, at any time and from time to time, within not more than ten (10) days after receipt of a written request by Landlord, execute, acknowledge and deliver to Landlord or such other persons as Landlord may request a statement in written and recordable form, executed by Tenant, certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the rent has been paid, containing such additional information as Landlord may reasonably request and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Complex.

         37. INTENTIONALLY DELETED.

         38. SEVERABILITY. Each and every covenant and agreement contained in this Leaseis, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         39. RECORDATION. Tenant agrees not to record this Lease, or any memorandum hereof. In the event Landlord's mortgagee may so require, Tenant agrees to execute a short form of this Lease for recordation.

         40. GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be governed by and shall be interpreted, construed and enforced in accordance with the laws of the State of Texas.

         41. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by either party hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause whatsoever beyond the control of such party; provided, however, this paragraph shall not apply with respect to any monetary obligation of either party.

         42. TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

         43. LATE CHARGE AND INTEREST ON TENANT'S OBLIGATIONS. In the event Tenant fails to make any payment due hereunder on or before ten (10) days after the date such payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to $25.00 and the failure to pay such amount within ten (10) days after demand therefor shall be an additional event of default hereunder. Any sum due from Tenant to Landlord under the terms of this Lease not paid within ten (10) days from the date due shall bear interest from the date due until paid by Tenant at the lesser of (i) the rate of eighteen percent (18%) per annum, or (ii) the highest lawful rate.

         44. COMMISSIONS. Landlord and Tenant acknowledge that the real estate brokers involved in this transaction are Colliers Oxford Commercial (Mr. Mark Grenier) (the "Landlord's Broker") and Commercial Industrial Properties Co./New America International (the "Tenant's Brokers"). The Tenant's Brokers and the Landlord's Broker are hereinafter referred to together as the "Brokers." Landlord and Tenant hereby warrant and represent to one another that no other broker, agent or finder other than the Brokers are involved in this transaction or owed a commission in connection with the execution of this Lease other than the Brokers. Landlord will pay the commission owed to the Brokers by separate written agreements. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

         45. EFFECT OF DELIVERY OF THIS LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

         46. CONSUMER RIGHTS. Landlord and Tenant each acknowledge, on its own behalf and on behalf of its successors and assigns, that the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (ADTPA"), is not applicable to this Lease. Accordingly, the rights and remedies of Landlord and Tenant with respect to all acts or practices of the other, past, present or future, in connection with this Lease shall be governed by legal principles other than the DTPA. Landlord and Tenant each hereby waives its rights under the DTPA, a law that gives consumers special rights and protections. After consultation with an attorney of its own selection, Landlord and Tenant, respectively, voluntarily consent to this waiver.

         47. BINDING EFFECT. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

         48. PARAGRAPH HEADINGS. The paragraph headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         49. ENTIRE AGREEMENT. This Lease sets forth the entire agreement between the parties and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

         50. NO REPRESENTATIONS. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Premises or the Complex except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

         51. JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

         52. GENDER AND NUMBER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         53. CHANGE OF BUILDING OR COMPLEX NAME. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Building or the Complex from time to time.

         54. TAXPAYER IDENTIFICATION NUMBER. The Taxpayer Identification number of Tenant is 74-2796860.

         55. EXHIBITS. The following exhibits, riders and addenda are attached to this Lease and made a part hereof for all purposes:

Exhibit A         -        Floor Plan of Premises
Exhibit B         -        Description of Land
Exhibit C         -        Building Rules and Regulations
Exhibit D         -        Work Letter
Exhibit E         -        Parking Agreement
Exhibit F         -        Acceptance of Premises Memorandum
Exhibit G         -        Renewal Option
Exhibit H         -        Right to Sublease or Assign to Affiliate
Exhibit I         -        Letter of Credit as Security Deposit
Exhibit I-1       -        Form of Letter of Credit
Exhibit J         -        Building HVAC Design Criteria and Specifications


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

LANDLORD:

MAPLEWOOD ASSOCIATES, L.P.,
A Texas Limited Partnership
By:  Maplewood GP, Inc.,  its General Partner


By: /s/
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

Landlord's Address:

Maplewood Associates, L.P.
c/o West World Management, Inc.
4 Manhattanville Road
Purchase, NY 10577

Attention:  Charles Schouten, President
Fax No.: (914) 694-4642


TENANT:

CROSSROADS SYSTEMS, INC.



By: /s/
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

Tenant's Address:


----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------




Attention:
Fax No.:

                                    EXHIBIT A
                             FLOOR PLAN OF PREMISES

                                   Office Park
                            Crossroads Systems, Inc.
                                      Suite
                                   63,548 RSF

                                    EXHIBIT B
                               DESCRIPTION OF LAND


                                   [To Follow]

                                    EXHIBIT C
                              RULES AND REGULATIONS

         1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Complex to another part of the Complex. Tenant shall not enter nor permit its employees, agents, guests or invitees to enter into areas of the Complex designated for the exclusive use of Landlord or other tenants of the Complex.

         2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and/or constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of Tenant or Tenant's officers, agents, servants, and employees shall be paid by Tenant.

         3. No signs, posters, advertisements, or notices shall be painted or affixed to any interior or exterior glass of the Premises visible from Common Areas or on any of the windows or doors or other part of the Building, except of such color, size and style and in such places, as shall be first approved in writing by the Building Manager. No nails, hooks or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

         4. Directories will be placed by Landlord, at Landlord's own expense, in conspicuous places in the Building. No other directories shall be permitted.

         5. Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority. Except for portions of the Premises specifically designated by Tenant and consented to in writing by Landlord in advance to be used for an employee kitchen or lounge area, Tenant shall not cook, sell, purchase or permit the preparation, sale or purchase of food on the Premises.

         6. Smoking of cigarettes, pipes, cigars or other tobacco products is prohibited in the Building, in the parking garage serving the Complex, in any enclosed corridor in the Complex (whether inside or outside of the Building) and in any area within fifty (50) feet of any Building entrance, parking garage entrance or entrance to any such corridor. Smoking shall be allowed in any area so designated by Landlord and in each tenant's leased premises to the extent allowed by applicable law (including without limitation any ordinance of the City of Austin).

         7. Landlord reserves the right to prescribe and to approve the weight, size and location of safes, book shelves and other heavy equipment, fixtures and articles in and about the Premises and the Complex. Tenant shall not overload any floors. If Landlord approves the presence of a heavy item for which reinforcement of the floor or other precautionary measures are necessary,

Tenant will bear the entire cost of such reinforcement or other precautionary measures. If the services of a structural engineer are, in the judgment of Landlord, necessary to determine the location for and/or precautionary measures to be taken in connection with any heavy load, Landlord will engage such engineer, but the fees and expenses of such engineer will be paid by Tenant upon demand. All damage done to the Building by Tenant by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of Tenant.

         8. Tenant shall notify the Building Manager when safes or other equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the Building Manager, after receiving written permission from him.

         9. Corridor doors, when not in use, shall be kept closed.

         10. All deliveries must be made via the service entrance and service elevators during normal working hours as specified in the Lease. Prior approval must be obtained from the Building Manager for any deliveries that must be received after normal working hours. All deliveries of furniture and equipment shall be made only during the time previously scheduled with, and in the manner approved by, the Building Manager, execpt for routine deliveries of equipment that is moved on hand trucks, so long as the type and volume of such deliveries is not disruptive to other tenants. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise, supplies or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

         11. Tenant shall cooperate with Building employees in keeping the premises neat and clean. Tenant shall assist in preventing any hindrance of the work of the janitor or cleaning personnel after 7:00 p.m. and agrees to provide adequate waste and rubbish receptacles to facilitate cleaning services. Landlord may permit entrance to the Premises by use of access cards controlled by Landlord or its employees, contractors or service personnel for the purpose of performing Landlord janitorial services.

         12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, animals or reptiles, or any other creatures, shall be brought into or kept in or about the Building, except for seeing eye dogs for sight impaired persons.

         13. Tenant shall not use, suffer or permit the manufacture, sale or distribution by gift or otherwise of any spirituous, fermented or intoxicating liquors or any drugs within the Premises or the Complex; provided, however, that Tenant may have occasional afternoon parties in the Premises and serve alcoholic beverages at such parties so long as no other tenants or occupants of the Building are annoyed or disturbed thereby and Tenant complies with all federal, state and/or local laws relating thereto. Tenant will indemnify and hold Landlord harmless from any and all loss, liability, damage and/or expense arising out of or resulting from the presence and/or consumption of alcoholic beverages at the Premises. Tenant will not use or keep in the Premises or the Complex any kerosene, gasoline or other flammable, combustible or explosive fluid, chemical or substance (except for office supplies as allowed in Paragraph 4 of the Lease).

Tenant shall not bring or store firearms of any kind into the Complex. Tenant shall not use the Premises or the Complex for the manufacture, distribution or sale of any merchandise or other materials.

         14. Should Tenant require telegraphic, telephonic, annunciator or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced into the Premises, and none shall be introduced except as Landlord shall direct.

         15. Tenant shall not make or permit any objectionable, disturbing, unpleasant or improper noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building or the Complex.

         16. Tenant shall not sell lottery tickets or conduct any other form of gambling from or within the Premises or any other part of the Complex.

         17. No equipment of any kind shall be operated on the Premises that could in any way annoy any other tenant in the Building without the prior written consent of the Landlord.

         18. Tenant shall not use or keep in the Building any illuminating material unless it is battery powered, UL approved, or any inflammable or explosive fluid or substance.

         19. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

         20. All electrical fixtures hung in the leased premises must be of quality, type, design, bulb color, size and general appearance approved by Landlord.

         21. Tenant shall not install any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever, without Landlord's prior written consent. Tenant will not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projections will be attached to the outside walls and roof of the Building or the Complex without prior written consent of Landlord. Landlord will control all internal lighting, signage, furnishings and other materials that may be visible from the exterior of the Building or Common Areas and shall have the right to change any unapproved item, without notice to Tenant, at Tenant's expense.

         22. Landlord will not be responsible for personal property, equipment, money or jewelry lost or stolen from the Premises.

         23. No water cooler or heating or air conditioning unit or system or other apparatus shall be installed or used by Tenant without the prior written consent of Landlord; provided, however, that Tenant may install a water purifier with Landlord's prior approval (not to be unreasonably withheld) as to the location, installation and type thereof.

         24. No bicycles, motorcycles or similar vehicles will be allowed in the Building; but may be kept in the garage; provided, however, that Landlord shall have no responsibility for any loss, liability or damage resulting therefrom. Tenant may construct at Tenant's cost, and in an area in the Building's garage approved by Landlord, a bike storage enclosure for use by Tenant's employees.

         25. Tenant shall not change any locks or place additional locks upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to its Premises by Landlord. No duplicates of such keys shall be made by Tenant. . Tenant shall initially be given 150 access card keys for the Premises at no cost to Tenant. Additional access cards and keys will be obtained only from Landlord , at the cost of $20.00 each for access cards and $3.50 each for keys.

         26. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Tenant shall pay any cost of moving such furnishings for Landlord's access. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

         27. No portion of the Building or any leased premises shall be used for the purpose of sleeping or lodging.

         28. No vending machines or dispensing machines of any kind will be placed in the Premises without Landlord's prior approval, which will not be unreasonably withheld..

         29. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, curtains, drapes, or any other window treatment of any kind whatsoever other than the Building standard blinds installed as part of Tenant's Improvements. In the event that Landlord finds it necessary to close or open blinds or other window treatments during certain hours of the day for temperature control purposes, Tenant shall cooperate by closing or opening its blinds or other window treatments during such hours.

         30. Intentionally Deleted.

         31. Landlord reserves the right to exclude or expel from the Complex any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who will in any manner do any act in violation of any of the rules or regulations of the Building.

         32. The requirements of Tenant under the Lease or otherwise with respect to the Premises will be attended to only upon application at the management office for the Building at the address provided by Landlord to Tenant for such purpose. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

         33. Tenant will not disturb, solicit or canvass any occupant of the Building, nor will Tenant permit or cause others to do so, and Tenant will cooperate to prevent same by others.

         34. Landlord will have the right to prevent any persons entering or leaving the Building unless provided with a key to the Premises to which such person seeks entrance, and a pass in a form to be approved by Landlord and provided at Tenant's expense. Any persons found in the Building at such times without such keys or passes will be subject to the surveillance of the employees and agents of Landlord. Landlord will be under no responsibility for failure to enforce this rule.

         35. Tenant will not, without the prior written consent of Landlord, use the name or any photograph, drawing or other likeness of the Building or the Complex for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor will Tenant do or permit anything to be done in connection with Tenant's business or advertising which, in the reasonable judgment of Landlord, might mislead the public as to any apparent connection or relationship between Landlord, the Building and/or the Complex and Tenant.

         36. Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building and/or the Complex, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally herein prescribed. Landlord agrees not to enforce these rules and regulations in a discriminatory manner. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect, and the terms and provisions of any lease now or hereafter in effect between Landlord and Tenant, the terms of the Lease shall control.

                                    EXHIBIT D
                                   WORK LETTER


         This Work Letter (this "Agreement") sets forth the agreement of MAPLEWOOD ASSOCIATES, L.P. ("Landlord"), and CROSSROADS SYSTEMS, INC. ("Tenant"), in accordance with Paragraph 8 of that Office Building Lease (the "Lease"), by and between Landlord and Tenant, dated October 8, 1999, regarding certain improvements that are to be made to the Premises (as defined in the Lease). Any capitalized term used but not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant mutually agree as follows:

         1. Plans.

         (a) Preparation of Plans. Tenant understands that Landlord has engaged STG Partners architects and HCE engineers to provide all necessary architectural and engineering services. Costs for these services shall be deducted from the Tenant Improvement Allowance. If Tenant engages another architecture or engineering firm then Tenant shall pay an additional fee for STC and MCE review. Landlord's architect and engineer, at Tenant's expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements to be constructed in the Premises (all improvements required by the Construction Plans are herein called "Tenant's Improvements"). Tenant shall promptly furnish to Landlord, Landlord's architect and engineer and any other party involved in preparation of the Construction Plans all information necessary such that (following construction of Tenant's Improvements in accordance with the Construction Plans) Tenant, the Premises and Tenant's Improvements will be in compliance with the provisions of the Disability Acts. TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (i) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning Tenant's Improvements, (ii) Tenant's employer-employee obligations, or (iii) after the Commencement Date, violations by Tenant and/or Tenant's Improvements or the Premises not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on the Commencement Date. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence, gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors. Without limiting the foregoing, if Landlord constructs Tenant's Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable. Landlord and Tenant agree that the cost of construction drawings for the additional parking deck are at Landlord's sole expense and will not be charged against the Finish Allowance.

         (b) Approval of Plans. Within ten (10) days after proposed construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved, Tenant shall provide Landlord and Landlord's architect and engineer and engineer specific reasons for disapproval. The foregoing process shall continue until the construction plans are approved by Tenant (which approval shall not be unreasonably withheld); provided that, if Tenant fails to respond in any ten
(10) day period, Tenant shall be deemed to have approved the last submitted construction plans. Landlord and tenant agree to diligently pursue completion of the construction plans and will use commercially reasonable efforts to have those construction plans completed by October 15, 1999, or as soon thereafter as is practicable. All costs, including professional fees which are related to review of Tenant's information and preparation of the Construction Plans, shall be paid by Tenant to Landlord upon receipt by Tenant of an invoice for such costs; provided that Tenant shall be entitled to apply the Finish Allowance to the payment of such costs.

         (c) Changes to Approved Plans. If any re-drawing or re-drafting of the Construction Plans is necessitated after the Construction Plans have been approved (including deemed approval), by Tenant's requested changes (all of which shall be subject to Landlord's approval), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

         (d) Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's architect or engineer or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

         2. Construction and Costs of Tenant's Improvements.

         (a) Construction Obligation and Finish Allowance. Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $1,398,056 (the "Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements including telcom wiring (the "Contract Sum"), (ii) the fees of the preparer of the Construction Plans (excluding costs of plans for the additional parking deck), and (iii) the Construction Management Fee of five percent (5%) of construction "hard" costs which are the total costs paid to the general contractor (the foregoing costs are collectively referred to as the "Permitted Costs"). Landlord shall have no obligation whatsoever to fund any portion of the Finish Allowance for any cost other than the Permitted Costs. Title to any equipment, appliances, furnishings or personalty installed in the Premises and purchased with any portion of the Finish Allowance shall pass to Landlord upon payment of the invoice cost thereof and Tenant shall not remove any such equipment, appliances, furnishings or personalty from the Premises without Landlord's express, prior written consent or unless requested by Landlord in connection with the expiration or earlier termination of the Lease. If the Permitted Costs exceed the Finish Allowance, then Landlord will apply the $125,000 Advance Payment previously paid by Tenant towards such excess costs, and Tenant will be responsible for further excess, if any, not covered by the Advance Payment. If the Finish Allowance exceeds the Permitted Costs, Landlord will retain such excess Finish Allowance and, provided no event of default then exists beyond applicable cure periods provided for in this Lease, the entire Advance Payment will be returned to Tenant.

         (b) Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Improvements, advise Tenant of the Excess Costs, if any. Tenant shall have three (3) business days from and after the receipt of such advice within which to approve or disapprove the Excess Costs. If Tenant fails to disapprove same by the expiration of the third such business day, then Tenant shall be deemed to have approved the Excess Costs. If Tenant disapproves the Excess Costs within such three (3) business day period, then Tenant shall either reduce the scope of Tenant's Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that each day beyond such three (3) business day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. The foregoing process shall continue until the Excess Costs, if any, are approved or deemed approved by Tenant. Landlord and Tenant will diligently pursue the bidding process and attempt to obtain a final approved bid no later than October ___, 1999.

         (c) Approval of Construction Plans and Excess Costs. Landlord and Tenant must approve (or be deemed to have approved) the Construction Plans and the Excess Costs, if any for the construction of Tenant's Improvements in writing prior to the commencement of construction. If Tenant fails to approve the Construction Plans and/or the Excess Costs, if any, by _____________, ___, Landlord shall have the right to terminate this Lease or, if Landlord does not thus terminate this Lease, each day after such date that the Construction Plans and/or the Excess Costs are not approved by Tenant shall constitute one day of Tenant Delay.

         (d) Liens Arising from Excess Costs. Tenant agrees to keep the Premises and the Complex free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest from the date of payment by Landlord until the date paid by Tenant at the rate of interest specified in Paragraph 43 of this Lease.

         (e) Excess Costs Deposit. Landlord will use commercially reasonable efforts to obtain three (3) bids for the construction of Tenant's Improvements. Tenant may suggest to Landlord at least one of the general contractors to bid the Tenant Improvements but the final decision as to the general contractor to construct Tenant Improvements will be made by Landlord. Landlord will accept the lowest bid subject to reviewing with Tenant the quality and experience level of the contractors submitting the bids. Landlord shall have no obligation to commence construction of Tenant's Improvements until Landlord shall have received Tenant's payment in advance of any Excess Costs and any resulting delay in substantially completing Tenant's Improvements shall constitute a Tenant Delay. All sums due Landlord under this Paragraph 2.e. shall be considered rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

         (f) Credit Enhancement. On the date of initiation of construction of Tenant's Improvements, Tenant shall post a letter of credit with Landlord meeting the requirements of Exhibit I. The letter of credit and the burn off schedule shall be determined by the status of Tenant's initial public offering ("IPO"). If the IPO has occurred and Tenant has raised at least $35 million, the schedule shall be as follows:

                          Initial Amount           $1,000,000
                          End of Year 1            $  650,000
                          End of Year 2            $  500,000
                          End of Year 3            $  250,000
                          End of Year 4            $  100,000
                          End of Year 5            $  100,000
                          End of Year 6            $  100,000

If the IPO has not occurred, for whatever reason, the schedule shall be as follows:

                          Initial Amount          $2,000,000
                          End of Year 1           $1,500,000
                          End of Year 2           $1,000,000
                          End of Year 3           $  500,000
                          End of Year 4           $  250,000
                          End of Year 5           $  100,000
                          End of Year 6           $  100,000

If the IPO occurs and the funding level achieved after the letter of credit is posted, Tenant shall be able to reduce the letter of credit to the appropriate level as if the IPO had occurred prior to the original posting of the letter of credit.

         3. Delays. Delays in the completion of construction of Tenant's Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority prior to Tenant's occupancy of the Premises, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors shall constitute "Tenant Delays". Tenant Delays include, but are not limited to, delays resulting from any of the following:

         (a) Failure by Tenant or its agents, employees, consultants, architects, engineers, planners, contractors or subcontractors or others employed by Tenant to timely comply with the schedule of dates set forth in this Work Letter;

         (b) Tenant makes changes during construction of its Tenant's Improvements and the changes result in the Tenant's Improvements being Substantially Completed later than they would have been Substantially Completed absent said changes;

         (c) Tenant does not timely remit the Excess Costs as provided in Paragraph 2(e);

         (d) Landlord's inability to obtain, within a commercially reasonable time, materials required for the Tenant's Improvements that have been specified by Tenant;

         (e) Landlord's inability to obtain a Building permit, certificate of occupancy or other required governmental approval, inspection, license or certificate or any necessary approval of any architectural control committee or other association required under covenants, conditions or restrictions applicable to the Complex and such inability is due to a particular requirement of Tenant or Tenant's failure to cooperate in the approval process (including Tenant's failure to agree in a timely manner to make changes to the Construction Plans if and as required by such authorities); and

         (f) Any other Tenant Delay specified in this Work Letter or in the Lease.

If Tenant's Improvements are not Substantially Complete on the Commencement Date, then each day of Tenant Delay shall constitute one day that the Commencement Date will not be adjusted forward (toward the date of Substantial Completion) as provided in Paragraph 3 of this Lease.

         4. Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete," as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the approved Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use. When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within five (5) business days thereafter,

Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

         5. Tenant's Contractors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of this Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

         (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld;

         (b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

         (c) Tenant, Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Building or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Paragraph 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

         6. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

NAME
          ---------------------------------------
ADDRESS
          ---------------------------------------



PHONE
          ---------------------------------------



TENANT'S REPRESENTATIVE:


NAME      Mr. John J. Locy

ADDRESS   9390 Research Boulevard, Suite II-300
          Austin, Texas 78759


PHONE     (512) 794-2703

                                    EXHIBIT E
                           NON-RESERVED PARKING SPACES
               BOTH SURFACE AND RESERVED GARAGE PARKING AGREEMENT


         1. Parking Spaces. So long as the Lease of which this Parking Agreement (this "Agreement") is a part shall remain in effect and Tenant leases 63,548 rentable square feet, Tenant or persons designated by Tenant shall have the right, at no additional cost to Tenant, to use in the parking garage which is a part of the Complex (the "Garage") on an unreserved and non-exclusive basis up to three hundred twenty-eight ( 328) parking spaces during the Lease Term. To the extent Landlord determines that additional parking spaces in the Garage are available, Tenant shall have the right (but not the obligation) to rent additional unreserved and non-exclusive parking spaces in the Garage at the rate from time to time designated by Landlord as standard for the Complex. Each capitalized term used but not defined herein shall have the meaning assigned to it in the Lease.

         2. Lost Parking Cards/Parking Sticker. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

         3. Parking Stickers and Cards. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. Each parking sticker, parking card or other device or form of identification shall entitle the parker to park only one car at any given time in the Garage.

         4. Failure or Inability to Provide Parking Space. If Landlord fails or is unable to provide any parking space to Tenant in the Garage because of damage or condemnation or because of needed repairs to the Garage or restriping within the Garage, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, and Landlord shall have no liability to Tenant or any other parker by reason of such failure or inability to provide Tenant with such parking space. However, Landlord will diligently pursue the repair of any damage to reduce the time that required parking spaces are unavailable for Tenant's use, and will attempt to minimize inconvenience to Tenant in completing such repair work.

         5. Rules and Regulations. A condition of any parking shall be compliance by the parker with Garage rules and regulations, including any sticker or other identification system established by Landlord. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Garage as it deems necessary for the operation of the Garage.

         (a) Cars must be parked entirely within the stall lines painted on the floor.

         (b) All directional signs and arrows must be observed.

         (c) The speed limit shall not exceed five (5) miles per hour.

         (d) Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to, areas designated as "Visitor Parking" or reserved spaces. Any parking areas designated as "Visitor Parking" or short term parking are for visitors and other invitees of tenants of the Building and shall not be used by any tenant or its officers or employees.

         (e) Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

         (f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars. Landlord expressly reserves the right to redesignate parking areas and to modify the parking structure for other uses or to any extent.

         (g) No cars shall be allowed to remain parked in the Garage overnight, over weekends or while parker is on vacation except in such area(s) as Landlord and tenant mutually agree.

         (h) No cars or other vehicles may be advertised for sale or for lease in any manner in the Garage; provided, however, that cars may display a small sign on the inside glass of the rear windows of the vehicles for such purpose.

         6. Default under Parking Agreement. Landlord may refuse to permit any person who violates the rules to park in the Garage. Any violation of the rules shall subject the violating car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.

         Landlord reserves the right to designate specific areas and spaces within which Tenant, Tenant's employees, agents, visitors and customers, may park, and agrees to consult with Tenant in connection therewith prior to the Commencement Date. Tenant shall not, however, be entitled to exclusive use of such designated parking spaces (unless granted such right by Landlord in writing) and Landlord may, in its reasonable discretion, reassign the location of such parking spaces at any time. Landlord further reserves the right to promulgate rules and regulations for the use of all parking areas at any time during the term of this Lease. Notwithstanding any foregoing provision of this Parking Agreement, Landlord shall have the right to designate any parking area or space for the exclusive use of a tenant or other person or persons at a monthly fee of $ -0- . All covered parking spaces or privileged parking spaces (i.e., reserved or designated spaces) will be assigned on a prorata basis according to the rentable area leased by the tenants in the Building. Tenant agrees that it will employ its best efforts to prevent the use by Tenant's employees, agents, visitors and customers of parking spaces allocated to other tenants.

         Tenant shall not exceed the following parking ratio: one (1) parking space per 194 rentable square feet. If in the reasonable opinion of Landlord these parking ratios are being exceeded, Tenant shall immediately upon written notice from Landlord correct the problem or be in default of the lease. Overnight parking shall be restricted to Tenant's business vehicles parked in Tenant's designated loading spaces in the truck court or loading area, unless prior written approval is granted by Landlord. Vehicles parked in violation of these provisions may be towed at vehicle owner's sole cost and expense.

                                    EXHIBIT F
                        ACCEPTANCE OF PREMISES MEMORANDUM


         This Acceptance of Premises Memorandum is being executed pursuant to that certain Office Building Lease (the "Lease") dated the _____ day of ______________, 19 , between MAPLEWOOD ASSOCIATES, L.P. ("Landlord"), and CROSSROADS SYSTEMS, INC. ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office Building known as The Park, located at 8300 North MoPac Expressway, Austin, Texas 78731 (the "Building"). Landlord and Tenant hereby agree that:

         1. Except for the Punch List Items (as shown on the attached Punch
List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

         2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Premises and Tenant's Improvements are satisfactory in all respects, except for the Punch List Items, and are suitable for the Permitted Use.

         3. The Commencement Date of the Lease is the _____ day of __________________, 1999. If the date set forth in Paragraph 1(b) of the Lease is different than the date set forth in the preceding sentence, then Paragraph 1(b) of the Lease is hereby amended to be the Commencement Date set forth in the preceding sentence.

         4. The expiration date of the Lease is the _____ day of _________________________, 2000. If the date set forth in Paragraph 1(c) of the Lease is different than the date set forth in the preceding sentence, then Paragraph 1(c) of the Lease is hereby amended to be the expiration date set forth in the preceding sentence.

         5. Landlord has obtained a Certificate of Occupancy covering the Premises.

         6. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this ___________ day of ________________________, 19___.


                                      LANDLORD

                                      MAPLEWOOD ASSOCIATES, L.P.
                                      a Texas Limited Partnership
                                      By:  Maplewood GP, Inc., General Partner


                                      By:
                                         ---------------------------------------
                                      Name:  Charles Schouten
                                      Title: President


                                      TENANT

                                      CROSSROADS SYSTEM, INC.,
                                      a Corporation
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT G

                                 RENEWAL OPTION

         1. If, and only if, on the Expiration Date of this Lease and the date Tenant notifies Landlord of its intention to renew the Lease Term (as provided in subsection (2) below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies, and the Premises then consist of, at least all the Premises existing on the Commencement Date and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for one (1) additional term of three (3) years (the "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (i) this Lease shall not be further available for renewal and (ii) the rental for the Renewal Term shall be the current market rental rate then being achieved in comparable office buildings in the suburban Austin, Texas market with comparable location, quality of construction, ratio of covered parking, and other amenities (the "Renewal Rental Rate").

         2. If Tenant desires to renew this Lease pursuant to subsection (1) above, Tenant must notify Landlord in writing of its intention to renew not less than six (6) months nor more than nine (9) months prior to the Expiration Date. Landlord shall, within sixty (60) days following receipt of such notice, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next thirty (30) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the Lease Term and changes in Base Rental in accordance with this Exhibit. If (i) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate or
(ii) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such thirty (30) day period, Landlord and Tenant will promptly attempt to agree on the Renewal Rental Rate. The Renewal Rental Rate shall be the rate that is then being achieved in comparable office buildings in the suburban Austin, Texas market with comparable location, quality of construction, covered parking and other amenities. If Landlord and Tenant cannot agree within fifteen (15) days of Tenant's rejection in subclause (i) hereinabove or the expiration of the thirty
(30) day period referred to in subclause (ii) hereinabove, then Landlord and tenant shall each select an independent real estate broker or appraiser (i.e., a real estate broker or appraiser with no prior or existing contractual relationship with either party) with experience in leasing office buildings in the north central Austin area to determine the Renewal Rental Rate. If the values determined by the brokers/appraisers are less than ten percent (10%) apart, the average of the values determined by them shall be deemed the Renewal Rental Rate for the Premises. If the brokers/appraisers do not agree, and if their determinations are more than ten percent (10%) apart, then on or before seventy-five (75) days prior to the commencement of the Renewal Term, the two brokers/appraisers shall select a third independent broker/appraiser who will determine the Renewal Rental Rate for the Premises. If the value determined by the third broker/appraiser is between the values determined by the two prior broker/appraisers, the determination of the third broker/appraiser will control. If the third broker/appraiser's determination is not between the values determined by the two prior broker/appraisers, then the value of the first two broker/appraisers closest to the value of the third broker/appraiser will be the Renewal rental Rate for the Premises. Each party shall pay the fees and expenses of its broker/appraiser, and the fees and expenses of the third broker/appraiser shall be shared equally between Landlord and Tenant.

                                    EXHIBIT H
                    RIGHT TO SUBLEASE OR ASSIGN TO AFFILIATE

         Notwithstanding the prohibition against assignment and subleasing contained in Paragraph 16 of the Lease, Tenant may, without the prior written consent of Landlord, but only after giving Landlord at least thirty (30) days prior written notice (which notice shall include the identity of the Affiliate (hereinafter defined) and the relationship of the Affiliate to Tenant), sublet the Premises or any part thereof to an Affiliate or assign this Lease to an Affiliate or permit occupancy of any portion of the Premises by an Affiliate. If Tenant is a partnership, the term "Affiliate" shall mean (i) any corporation which, directly or indirectly, controls or is controlled by or is under common control with the general partner of Tenant, (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time be owned directly or indirectly by Tenant's general partner or (iii) any partnership or joint venture in which Tenant or the general partner of Tenant is a general partner or joint venturer (with joint and several liability for all of the partnership's or venture's obligations). If Tenant is a corporation or individual, the term "Affiliate" shall mean (i) any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant or (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant or Tenant's parent corporation. For purposes of this paragraph, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise and ownership of the liabilities, losses, profits and tax benefits for such entity.

                                    EXHIBIT I

                      LETTER OF CREDIT AS SECURITY DEPOSIT

         Tenant shall furnish Landlord the Security Deposit in the form of an unconditional, renewable and irrevocable letter of credit (the "Letter of Credit"), in the amount of the Security Deposit as specified in Section 1(e), deposited with Landlord in the form attached hereto as Exhibit I-1 issued by ____________________ (the "Bank") in the favor of Landlord and having a maturity date of the date which is one year after the date of this Lease. The Letter of Credit shall be renewed each year until the expiration of the Lease Term. Tenant agrees to provide Landlord, at least thirty (30) days prior to the expiration of the then current Letter of Credit, either (i) a renewal Letter of Credit from the Bank meeting the requirements of this Paragraph or (ii) a new Letter of Credit from a bank approved in writing by Landlord and in a form substantially the same as the form attached hereto as Exhibit I-1 (or such other form as is approved in writing by Landlord). If Landlord does not so receive such renewal Letter of Credit or new Letter of Credit, then Landlord may draw in full the current Letter of Credit for cash which shall be the Security Deposit under this Lease. The Letter of Credit shall provide that it may be drawn upon in full or in part for cash by Landlord upon delivery to the issuer of the Letter of Credit of the original of the Letter of Credit and a certification by Landlord that Tenant has defaulted under this Lease and such default has remained uncured beyond any and all applicable notice and cure periods specifically referenced in this Lease. Upon each occurrence of an event of default that remains uncured beyond all applicable notice and cure periods, Landlord may draw from the Bank in cash the part of the Letter of Credit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. If Landlord draws upon the Letter of Credit, Tenant shall promptly restore the Letter of Credit to the amount required under this Exhibit.

                                   EXHIBIT I-1

                            FORM OF LETTER OF CREDIT

Date:
     -----------------------

Beneficiary:                                 Accountee:
                     (or Assigns)
--------------------                         -------------------------------
c/o West World Management, Inc.
                                             -------------------------------
4 Manhattanville Road
                                             -------------------------------
Purchase, New York 10577
                                             -------------------------------

              Irrevocable Standby Letter of Credit #_______________
                 Issued by _____________________________ (Bank)

Beneficiary:

         We hereby establish our Irrevocable Standby Letter of Credit in your favor which is available by your drafts, drawn on _____________________________
(Bank) for a sum not exceeding $___________________.

         We, ______________________________ (Bank), hereby agree with
Beneficiary that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored, if drawn and presented for payment at this office on or before the expiration date of this Letter of Credit. The expiration date of this Letter of Credit is ________________, ____.

         All drafts shall be accompanied by: 1) this original Letter of Credit;
2) a statement signed by an officer of Beneficiary that "Accountee has defaulted under the Lease dated ____________________, 1999, by and between Beneficiary as Landlord and Accountee as Tenant and such default has remained uncured beyond any and all applicable notice and cure periods specifically referenced in said Lease."

         Multiple draws are permitted against this Letter of Credit. Multiple draws are limited in aggregate to the maximum amount of this Letter of Credit stated above.

         Unless otherwise expressly stated, this documentary credit is subject to the "Uniform Customs and Practice For Documentary Credits", as revised.

Sincerely,
Bank:


Name:
     ---------------------------
     Title:
           ---------------------
     Date:
           ---------------------

Accountee's Acknowledgment:

Accountee:
Name:
     ---------------------------
     Title:
           ---------------------
     Date:
           ---------------------